SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant [x]
Filed by a Party other than the Registrant []
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Sound Federal Bancorp
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              Alan Schick, Luse Lehman Gorman Pomerenk & Schick, PC
            --------------------------------------------------------
                   (Name of Person(s) Filling Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5)  Total fee paid:
         .......................................................................
[ ]  Fee previously paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

July 10, 2001



Dear Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Sound Federal Bancorp (the "Company"). The Annual Meeting will be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870, at 10:00 a.m., (local time) on August 9, 2001.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

At the Annual Meeting stockholders will be given an opportunity to elect three directors and to ratify the appointment of KPMG LLP as auditors for the Company's 2002 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,

/s/ Richard P. McStravick

Richard P. McStravick
President and Chief Executive Officer

                              Sound Federal Bancorp
                              300 Mamaroneck Avenue
                           Mamaroneck, New York 10543
                                 (914) 698-6400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On August 9, 2001

         Notice is hereby given that the Annual Meeting of Sound Federal Bancorp (the "Company") will be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870, on August 9, 2001 at 10:00 a.m., local time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending March 31, 2002; and

         3. Such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. Stockholders of record at the close of business on June 21, 2001 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors

                                             /s/ Anthony J. Fabiano

                                             Anthony J. Fabiano
                                             Corporate Secretary


Mamaroneck, New York
July 10, 2001

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                              SOUND FEDERAL BANCORP
                              300 Mamaroneck Avenue
                           Mamaroneck, New York 10543
                                 (914) 698-6400

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 9, 2001
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870 on August 9, 2001 at 10:00 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 10, 2001.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above voting a later dated proxy or by attending the Meeting and voting in person. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on June 21, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 4,767,292 shares of Common Stock issued and outstanding, of which Sound Federal, MHC, the Company's mutual holding company parent (the "Mutual Holding Company"), owns 2,810,510 shares, or 59.0% of the total shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a plurality of the shares voted at the Meeting without regard to either broker non-votes, or proxies as to which the authority to vote is being withheld. The ratification of auditors must be approved by a majority of the shares voted at the Meeting without regard to broker non-votes or proxies marked "abstain".

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date.

                                                        Amount of Shares                   Percent of Shares
             Name and Address of                        Owned and Nature                    of Common Stock
              Beneficial Owner                       of Beneficial Ownership              Outstanding (2)(3)


Sound Federal, MHC                                        2,810,510                              57.93%
300 Mamaroneck Avenue
Mamaroneck, New York 10543

Named Directors and Executive Officers:(1)

Bruno J. Gioffre                                             43,668                               0.90

Richard P. McStravick                                        69,061                               1.42

Joseph Dinolfo                                               25,868                               0.53

Donald H. Heithaus                                           37,568                               0.77

Joseph A. Lanza                                              18,795                               0.39

Eldorus Maynard                                              11,000                               0.23

Arthur C. Phillips(4)                                        28,468                               0.59

James Staudt                                                 15,868                               0.33

Anthony J. Fabiano                                           32,000                               0.66

All officers and directors
  as a group (9 persons)                                    282,296                               5.82%
                  ------------------------------------


(1) The Company's executive officers and directors are also executive officers and directors of the Mutual Holding Company and of Sound Federal Savings and Loan Association (the "Bank").
(2) Includes 5,268 shares awarded to each outside director other than Mr. Maynard and 21,000 shares, and 14,000 shares awarded to Messrs. McStravick and Fabiano, respectively, pursuant to the Sound Federal Savings and Loan Association Recognition and Retention Plan ("RRP"). Also includes 7,400 shares, 18,400 shares, and 16,000 shares for Messrs. Gioffre, McStravick and Fabiano, respectively, and 5,600 shares each for Messrs. Heithaus, Dinolfo, Lanza, Phillips and Staudt subject to option pursuant to the Company's Stock Option Plan ("SOP").
(3) Calculated as a percent of common shares outstanding (4,767,292) plus stock options that are exercisable within 60 days.
(4) Mr. Phillips will retire as a director of the Company effective at the Meeting.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Board of Directors is composed of eight members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year. Three directors will be elected at the Meeting. Effective at the Meeting, Arthur
C. Phillips will retire as a director of the Company. The Board of Directors has nominated to serve as directors Joseph Dinolfo, Eldorus Maynard and Samuel T. Telerico, each to serve for a three-year term. Messrs. Dinolfo and Maynard are currently members of the Board of Directors.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends a vote "FOR" each of the nominees to serve as directors until their term expires.

                                                                                              Shares of
                                                                                            Common Stock
                                                                                            Beneficially
                                                                  Director        Term      Owned on the      Percent
         Name                 Age           Positions Held        Since (1)    to Expire    Record Date (2)   Of Class

                                    NOMINEES

Joseph Dinolfo                67               Director             1985         2004          25,868           *

Eldorus Maynard               66               Director             2000         2004          11,000           *

Samuel T. Telerico            65                                     N/A         2004             200           *

                         DIRECTORS CONTINUING IN OFFICE

Bruno J. Gioffre              66         Chairman of the Board      1975         2002          43,668           *

Richard P. McStravick         52           President, Chief         1996         2002          69,061         1.4
                                           Executive Officer
                                             and Director

James Staudt                  48               Director             1987         2002          15,868           *

Donald H. Heithaus            66               Director             1978         2003          37,568           *

Joseph A. Lanza               54               Director             1998         2003          18,795           *

------------------------------------

*     Less than 1%.
(1) Reflects initial appointment to the Board of Directors of the Bank's mutual predecessor.
(2) Includes 5,268 shares awarded to each outside director other than Mr. Maynard and 21,000 shares and 14,000 shares awarded to Messrs. McStravick, and Fabiano, respectively, pursuant to the Sound Federal Savings and Loan Association Recognition and Retention Plan ("RRP"). Also includes 7,400 shares, 18,400 shares, 16,000 shares for Messrs. Gioffre, McStravick, and Fabiano, respectively, and 5,600 shares each for Messrs. Heithaus, Dinolfo, Lanza and Staudt subject to option pursuant to the Company's Stock Option Plan ("SOP").


         The principal occupation during the past five years of each director of the Company is set forth below. All directors and executive officers have held their present positions for all five years unless otherwise stated.

         Bruno J. Gioffre is the Chairman of the Board of Directors and has been so since December 1997. Mr. Gioffre was formerly general counsel to the Bank. Mr. Gioffre is of counsel to the law firm of Gioffre & Gioffre, Professional Corporation and is a retired Senior Justice for the Town of Rye, New York.

         Richard P. McStravick is President and Chief Executive Officer of the Bank. Mr. McStravick has been employed by the Bank in various capacities since 1977. Mr. McStravick was appointed to the Board of Directors in 1996.
         Joseph Dinolfo is the President of the Dinolfo Wilson Agency, Inc. an insurance agency.

         Donald H. Heithaus is the President of the Happiness Laundry Service, Inc.

         Joseph A. Lanza is the President of Lanza Electric, a private electrical contractor.

         Eldorus Maynard is the retired Chairman of the Board and Chief Executive Officer of Peekskill Financial Corporation ("Peekskill"). Mr. Maynard was employed by Peekskill since 1958 and became a member of the Company's Board of Directors in July 2000.

         James Staudt is a partner with the law firm of McCullough, Goldberger & Staudt. Mr. Staudt is also general counsel to the Bank.

         Samuel T. Telerico is a principal with Teledan Enterprises International, an international trade and consulting firm. Mr. Telerico was previously employed by American Can Company from 1960 until 1990.

Executive Officer Who Is Not A Director

         Anthony J. Fabiano has served as Vice President and Chief Financial Officer since January 1, 1999. He joined the Bank in July 1998. Prior to that, he was the Chief Financial Officer at another thrift institution. Mr. Fabiano is the beneficial owner of 32,000 shares of Common Stock.

Ownership Reports by Officers and Directors

         The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All Officers and Directors of the Company who are required to file Forms 3, 4 and 5 filed these forms on a timely basis.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended March 31, 2001, the Board of Directors of the Company held 12 regular and special meetings. During the year ended March 31, 2001, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company or the Bank and committees on which such director served.

         The Executive Committee acts as the Compensation Committee which meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. It is comprised of Directors Gioffre, Heithaus, Phillips and Dinolfo. The Executive Committee met three times during the year ended March 31, 2001.

         The Board of Directors serves as the Nominating Committee. During the year ended March 31, 2001, two meetings of the Nominating Committee were held.

         The Audit Committee consists of Directors Heithaus, Phillips and Staudt. This committee meets on a quarterly basis and as otherwise required to review audit programs and reports as well as other regulatory compliance issues. The Audit Committee recommends to the Board of Directors the appointment of independent auditors for the upcoming fiscal year. The Audit Committee met five times during the year ended March 31, 2001.

Audit Committee Report

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, all of whom are independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent auditing firm for the Company, to review and discuss the March 31, 2001 consolidated financial statements. The Audit Committee also discussed with KPMG LLP, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee). Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from the Company.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, to be filed with the Securities and Exchange Commission.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


              This report has been provided by the Audit Committee:
                     Directors Heithaus, Phillips and Staudt

Stock Performance Graph

         Set forth below is a stock performance graph comparing the yearly total return on the Company's Common Stock with (a) the monthly cumulative total return on stocks included in the Nasdaq Composite Index, and (b) the monthly cumulative total return on stocks included in the SNL Mutual Holding Company Thrift Index. The Company first issued its Common Stock effective October 8, 1998. In accordance with the information presented below is for the period beginning with the closing price of the Company's Common Stock on October 8, 1998, its first trading day and ending on March 31, 2001.

         There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.


                             Sound Federal Bancorp



                                [GRAPHIC OMITTED]






                                                        Period Ending
-------------------------------------------------------------------------------------------------
                               10/8/98    03/31/99   09/30/99    03/31/00   09/30/00   03/31/01
-------------------------------------------------------------------------------------------------
|X| Sound Federal Bancorp       100.0      107.35     112.66      104.57     110.88     125.08
o Nasdaq Composite              100.0      174.47     195.60      324.50     259.65     129.89
|X| MHC Thrifts                 100.0      123.67     118.20      112.07     134.79     158.71


Compensation Committee Interlocks and Insider Participation

         The Company does not independently compensate its executive officers, directors, or employees. The Executive Committee of the Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Executive Committee consists of Directors Gioffre, Phillips, Heithaus and Dinolfo. The Executive Committee reviews the benefits provided to the Bank's officers and employees. During the year ended March 31, 2001 the Executive Committee met three times.

Report of the Compensation Committee

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

         The Board has delegated to the Executive Committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. Only non-employee directors serve on the Executive Committee and participate in executive compensation decision making. Any cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

         The primary goal of the Bank and its Executive Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

                             This report has been provided by the Executive
Committee:
                Directors Gioffre, Heithaus, Phillips and Dinolfo

Compensation of Directors

         Directors of the Company receive an annual retainer of $500, except for the Chairman of the Board who receives $1,000. Directors of the Bank receive $1,500 for each meeting attended, except for the Chairman of the Board who receives $3,000.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

         The following table sets forth information as to annual and other compensation for services in all capacities for executive officers who earned more than $100,000 in salary and bonuses during the fiscal year ended March 31, 2001.



                                                          Summary Compensation Table
====================================================================================================================================
                              Annual Compensation                                                 Long-Term
                                                                                             Compensation Awards
                                                                     Other         Restricted
                                                                    Annual            Stock       Options/               All Other
        Name and            Fiscal      Salary        Bonus      Compensation       Award(s)        SARs                Compensation
   Principal Position        Year        ($)           ($)          ($) (1)          ($)(3)        (#)(4)      Payouts    ($) (2)
Richard P. McStravick        2001       155,690       9,000         18,675              --            --          --       3,718
President and Chief          2000       143,259       8,408         21,900           191,625       46,000         --       3,718
Executive Officer            1999       131,875       7,949         23,200              --            --          --       3,718
-------------------------  ---------- ------------  ---------- ----------------- --------------- -----------  -------- -------------
Anthony J.  Fabiano          2001       106,167       7,800          --                 --            --          --        --
Vice President and Chief     2000        96,250       5,741          --              127,750       40,000         --        --
Financial Officer
=========================  ========== ============  ========== ================= =============== ===========  ======== =============

(1)       Represents director's fees for service on the Company's and Bank's Board of Directors.
(2)       Consists of the use of the Bank's automobile.
(3)       Amount reflects dollar value of award of 21,000 shares and 14,000 shares of restricted stock granted to Messrs. McStravick and Fabiano, respectively. The dollar value per share of such award on the date of grant was $9.125.
(4)       On October 20, 1999, pursuant to the Sound Federal Bancorp 1999 Stock
          Option Plan, the Company granted these options to purchase shares of common stock of the Company at an exercise price of $9.125, the market value per share on the date of the grant.

Benefits

         Directors Deferred Fee Plan. The Directors Deferred Fee Plan ("Directors Plan") is a non-qualified deferred compensation plan into which directors can defer up to 100% of their board fees earned during the calendar year. All amounts deferred by a director are fully vested at all times. Amounts credited to a deferred fee account are assumed to be invested, without charge, at a 6% interest rate. Upon cessation of a director's service with the Bank, the Bank will pay the director the amounts credited to the director's deferred fee account. The amounts will be paid in substantially equal annual installments, as selected by the director. The date of the first installment payment also will be selected by the director. The Directors' Plan permits each director to determine whether to invest all or a portion of such Director's account in Common Stock of the Company. If a director elects to invest all or a portion of his or her account in Common Stock, the amount so invested will be credited with earnings and appreciation (or depreciation) equivalent to that which would be earned on such investment and the amount not invested in Common Stock will continue to earn interest at a 6% interest rate.

         If the director dies before all payments have been made, the remaining payments will be made to the beneficiary designated by the director in the same form that payments were made to the director. If a director dies before receiving any payments, the Bank shall pay the director's account to the director's beneficiary, commencing within 30 days of the director's death, over the period initially elected by the director. At the request of the beneficiary, and with the approval of the Board, the director's benefits may be paid to the beneficiary in a lump sum. The director may request a hardship distribution of all or part of his or her benefits if the director suffers an unforeseeable emergency, defined as a severe financial hardship to the director resulting from a sudden and unexpected illness or accident of the director or his or her dependent, loss of the director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director's control.

         Executive Agreements. The Bank has employment agreements with Messrs. McStravick and Fabiano. The agreements with Messrs. McStravick and Fabiano have a term of three years and may be extended for an additional 12 months on each anniversary date so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the base salaries for Messrs. McStravick and Fabiano are $137,500 and $95,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in retirement plans, stock option plans and other employee and fringe benefits applicable to other employees. The agreements provide for termination by the Bank for cause at any time, in which event, the executive would have no right to receive compensation or other benefits for any period after termination. In the event the Bank terminates the executive's employment for reasons other than disability or for cause, or in the event of the executive's termination of employment for good reason upon (i) failure by the Bank to comply with any material provision of the agreement, which failure has not been cured within 10 days after a notice of noncompliance is issued by the executive, (ii) following a change in control (as defined) at any time during the term of the agreement, or (iii) any purported termination of the executive's employment which is not pursuant to a valid notice of termination, the executive would be entitled to severance pay in an amount equal to three times the average annual compensation (computed on the basis of the most recent five (5) taxable years) includable in gross income for federal income tax purposes. Messrs. McStravick and Fabiano would receive an aggregate of approximately $433,000 and $349,000, respectively, pursuant to their employment agreements upon a change in control of the Bank, based upon current levels of compensation. The Bank would also continue, at the Bank's expense, the executive's life, health, dental and other applicable benefit plan coverage until the executive attains the age of 70 years, provided, however, that the Bank's obligation terminates if the executive receives equivalent medical or dental coverage from a new employer. The executive is entitled to participate in the Bank's medical, dental and life insurance coverage and reimbursement plans to the extent that such plans exist, until the executive's death.

         Under the agreement, if the executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 100% of his compensation for the first six months, and 60% thereafter for the remaining term of the agreement. Any disability payment is reduced to the extent benefits are received under disability insurance, workers' compensation or other similar program.

         Director Emeritus Plan. The Director Emeritus Plan is a non-qualified retirement plan. Under the Director Emeritus Plan, any director who attains the age of 70 years after the completion of 15 years of service as a director qualifies for director emeritus status. A director who has completed five years of service as a director qualifies for director emeritus if termination of service is due to the merger, consolidation, takeover or dissolution of the Bank. Under the Director Emeritus Plan, a director emeritus is entitled to the same compensation that the Director received when her or she retired as a director, without the obligation of attendance at meetings of the Board of Directors. Compensation is paid to the director emeritus from the date of attainment of such status until his or her death.

         Defined Benefit Pension Plan. The Bank maintains two defined benefit pension plans, one of which was assumed at the time the Company completed the acquisition of Peekskill Financial Corporation ("Retirement Plans"). Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plans. The Bank contributes each year, if necessary, an amount to the Retirement Plans to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the year ended March 31, 2001, the Bank made contributions to the Retirement Plans of approximately $372,000. At March 31, 2001, the total market value of the assets in the Retirement Plans trust funds was approximately $7.3 million.

         In the event of retirement on or after the normal retirement date (i.e., the first day of the calendar month coincident with or next following the later of age 65 or the 5th anniversary of participation in the Retirement Plans, or, for a participant prior to January 1, 1992, age 65), the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) from various other options, including a joint and 100% survivor annuity, joint and 66-2/3% survivor annuity, joint and 50% survivor annuity, years certain option and social security option. The normal retirement benefit provided is an amount equal to the difference between 4% of final earnings (as defined in the plan) and 0.65% of the final average compensation (average earnings during the last three (3) calendar years of service) up to the Social Security taxable wage base, multiplied by the participant's years of credited service (up to a maximum of 15 years). Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 55 and the completion of 5 years of vested service with the Bank. Fifty percent of the normal retirement benefit will be paid to a surviving spouse if the participant dies while in active service and has attained age 50 with 10 years of vested service. The preretirement death benefit is reduced by 1.96% for each year the spouse is more than 10 years younger than the participant. If the participant has not attained age 50 with 10 years of service, but has completed 5 years of service, the spouse will be eligible for a reduced benefit payable as a joint and 50% annuity. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing, generally, on the employee's normal retirement date, or, if elected, on or after reaching age 55.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plans upon retirement at age 65 in calendar year 2000, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

 Final Average               Years of Service and Benefit Payable at Retirement
 Compensation                    15           20           25            30

  $  50,000                  $ 25,125     $  25,125    $  25,125    $  25,125
  $  75,000                  $ 37,551     $  37,551    $  37,551    $  37,551
  $ 100,000                  $ 52,551     $  52,551    $  52,551    $  52,551
  $ 125,000                  $ 67,551     $  67,551    $  67,551    $  67,551
  $ 160,000 and above        $ 88,551     $  88,551    $  88,551    $  88,551

         As of March 31, 2001, Mr. McStravick and Mr. Fabiano had 23 years and three years, respectively, of credited service (i.e., benefit service) under the Retirement Plans.

         401(k) Plan. The Bank maintains the Sound Federal Savings and Loan Association 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code. Employees who have attained age 21 and have completed one year of employment are eligible to participate, provided, however, that leased employees, employees paid on an hourly or contract basis, employees covered by a collective bargaining agreement and owner employees (as defined in the plan) are not eligible to participate. Eligible employees are entitled to enter the 401(k) Plan on a monthly basis.

         Under the 401(k) Plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 10% of compensation or (ii) $10,000 (as indexed annually). For these purposes, "compensation" includes wages, salary, fees and other amounts received for personal services prior to reduction for the participant contribution to the 401(k) plan, commissions, compensation based on profits, overtime, bonuses, wage continuation payments due to illness or disability of a short-term nature, amounts paid or reimbursed for moving expenses, and the value of any nonqualified stock option granted to the extent includable in gross income for the year granted. Compensation does not include contributions made by the Bank to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which received special tax benefits. Compensation does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 in 1998). Prior to January 1, 1999, the Bank matched 50% of the first 10% of salary that a participant contributes to the 401(k) Plan. The Bank ceased matching contributions on February 1, 1999. All contributions and earnings are fully and immediately vested. A participant may withdraw salary reduction contributions, rollover contributions and matching contributions in the event the participant suffers a financial hardship. A participant may make a withdrawal from his accounts for any reason after age 59 1/2.

         The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options including an "Employer Stock Fund." Participants are entitled to direct the trustee as to how to vote his or her allocable shares of Common Stock in the Employer Stock Fund.

         Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier payment is selected. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant's death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant's spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. Normal retirement age under the 401(k) Plan is age 65. Early retirement age is age 55.

         At March 31, 2001, the total market value of the assets in the 401(k) Plan was approximately $970,000.

         Stock Option Plan. During the year ended March 31, 2000, the Company adopted, and the Company's stockholders approved, the 1999 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 94,500 shares were granted to non-employee directors (including two directors emeriti) at an exercise price of $9.125 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         Set forth below is certain information concerning options outstanding to the Named Executive Officers at March 31, 2001. No options were granted to the Named Executive Officers during fiscal year 2001. No options were exercised by the Named Executive Officers during fiscal year 2001.


                          FISCAL YEAR-END OPTION VALUES
=========================================================================================================================

                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value                 Year-End                  Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
Richard P. McStravick               --                 $--               18,400/27,600              $16,100/$24,150
Anthony J.  Fabiano                 --                 $--               16,000/24,000              $14,000/$21,000
===========================  =================  =================  ==========================  ==========================

____________________________________
(1) Based on a market value of $10.00 per share at March 31, 2001 and an exercise price of $9.125.

         Recognition and Retention Plan. During the fiscal year ended March 31, 2000 the Company adopted, and the Company's stockholders approved, the 1999 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 5,268 shares of stock were awarded to each non-employee director and 21,000 and 14,000 shares were awarded to Mr. McStravick and Mr. Fabiano, respectively.


Employee Stock Ownership Plan and Trust

         The Bank established an employee stock ownership plan ("ESOP") for eligible employees. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service during the year are eligible to participate. The ESOP borrowed funds from the Company and used those funds to purchase 192,125 shares of the Company Common Stock. The loan is collateralized by the Common Stock purchased by the ESOP. The Bank will contribute to the ESOP sufficient funds to pay the principal and interest on the loan over ten years. The loan bears interest at a floating rate equal to the prime interest rate published in the Wall Street Journal. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

         Shares are released from the suspense account in an amount proportional to the repayment of the ESOP loan and are allocated among ESOP participants on the basis of compensation in the year of allocation. Participants in the ESOP received credit for service prior to the effective date of the ESOP. A participant vests in 100% of his or her account balance after 5 years of credited service. A participant who terminates employment for reasons other than death, retirement, disability or following a change in control prior to five years of credited service will forfeit the nonvested portion of his or her benefits under the ESOP. Benefits are payable in the form of Common Stock and cash upon death, retirement, disability or separation from service. Alternatively, a participant may request that the benefits be paid entirely in the form of Common Stock. The Company recognized an expense of $176,000 to the ESOP in fiscal year 2001 and allocated 19,213 shares of Common Stock to participants.

         In connection with the establishment of the ESOP, the Bank established a committee of non-employee directors to administer the ESOP and appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees provided such action does not violate ERISA standards. Under the ESOP, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
--------------------------------------------------------------------------------

Transactions With Certain Related Persons

         The Bank offers to directors, officers, and employees loans which are made by the Bank to such persons in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as those prevailing at the time for comparable transactions with other persons, and which do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were performing in accordance with their terms as of the date of this proxy statement. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. The interest rate on loans to directors and officers is the same as that offered to the Bank's other employees.

         Loans made to directors and named executives of the Company amounted to $1.1 million at May 31, 2001 with the largest amount of indebtedness during the past fiscal year amounting to $1.3 million.

         Bruno J. Gioffre, in addition to his duties as Chairman of the Board of the Company, is counsel to the law firm of Gioffre & Gioffre, Professional Corporation which represents the Bank in mortgage loan transactions. Prior to January 1, 1999, Mr. Gioffre also acted as general counsel to the Bank. For the year ended March 31, 2001, the Bank paid Gioffre & Gioffre, Professional Corporation fees of $119,000. The terms and conditions of these fees and services are substantially the same as those for similar transactions with other parties.

         James Staudt, in addition to his duties as a Director of the Company, is a partner in the law firm of McCullough, Goldberger & Staudt which also represents the Bank in mortgage loan transactions. Effective January 1, 1999, Mr. Staudt is also general counsel to the Company. For the year ended March 31, 2001, the Bank paid McCullough, Goldberger & Staudt fees of $29,000 and paid Mr. Staudt legal fees of $25,000 for his services as general counsel.
--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

        The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's auditors for the 2002 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending March 31, 2002. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

        Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the year ended March 31, 2001:

                  Audit Fees............... $97,500
                  Tax Services............. $25,500
                  All Other Fees........... $33,300

        KPMG LLP was not paid fees by the Company relating to financial information systems design and implementation. All other fees represent fees incurred in connection with the acquisition of Peekskill.

        In order to ratify the selection of KPMG LLP as the auditors for the 2002 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as auditors for the 2002 fiscal year.
--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

        In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 300 Mamaroneck Avenue, Mamaroneck, New York 10543, no later than March 12, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company at least five (5) days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

        The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, Sound Federal Bancorp 300 Mamaroneck Avenue, Mamaroneck, New York 10543.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Anthony J. Fabiano

                                              Anthony J. Fabiano
                                              Corporate Secretary
Mamaroneck, New York
July 10, 2001

                                                                       EXHIBIT A

                              Sound Federal Bancorp
                             Audit Committee Charter

         The Audit Committee (the "Committee") of Sound Federal Bancorp (the "Company") and its Chairman are appointed by the Board of Directors annually, and currently consists of three members. Each member of the Committee shall be 'independent' and possess any other qualification required by applicable law or regulation.

         The Committee is designated by the Board to oversee the audit of the Company and to perform such specific audit functions as may be assigned by the Board. The Committee shall serve as the Audit Committee of all subsidiary financial institutions of the Company and shall perform all the duties of such Audit Committees as determined by the Board.

         The Committee is responsible for recommending to the Board annually the selection, retention, or termination of a firm to serve as the Company's and any subsidiary's independent public accountants. The Committee is responsible for the recommendation to the Board of Directors of an individual to serve as Senior Internal Auditor for the Company. Additionally, the Committee is responsible for the general oversight of all external and internal audit activities.

         The Committee is responsible for the oversight of the audit and compliance functions, which deal with all relevant laws, regulation policies and procedures that the company is required to follow. Internal Audit monitors the adequacy of the system of internal controls. The compliance function monitors compliance with legal and regulatory requirements. It shall also be the responsibility of the Committee to carefully consider all reports of examination of the affairs of the Company or any of its subsidiaries, and to carry out such other duties as the Board may, from time to time, assign.

         The Committee shall review with Management and the Company's Independent Public Accountants all audit reports, prepared by the accountants, pursuant to OTS or SEC requirements.

         The Committee is authorized to request the advice of legal counsel to assist in any legal questions or concerns they may have to fully discharge their duties.

         The Audit Committee realizes the need for its policies and procedures to remain flexible to best meet the ever- changing conditions of a dynamic business environment. This will include a re-evaluation of any new rules affecting audit committee responsibilities that may be issued in the future.

Duties and Responsibilities Statement:

         1. Recommend the External Auditing Firm for appointment by the Board. Review and approve the annual audit scope and fees of the External Auditing Firm.

         2.   Ensure the independence of the External Auditing Firm.

         3. Discuss with the External Auditor the results of the annual audit or reviews, including:
                  o Financial statements and the associated letter regarding weakness in and recommendations for improving internal controls.
                  o The adequacy of the organization's internal control
                    structure. o Management's cooperation with the External Auditor. o A determination that the organization's financial statements meet applicable disclosure requirements in all material respects.

         4. Review with Management and the External Auditor all significant issues concerning litigation, contingencies, claims, or assessments and all material accounting issues that require disclosure in thefinancial statements. This review should include a discussion of recent FASB or SEC pronouncements that have a material impact on the organization.

         5. Monitor instances (if any), where Management seeks second opinions on significant accounting matters.

         6. Review the services provided by the internal auditing function, including:

                  o Review and approve the company's audit department's policies and procedures.
                  o The planned scope for the Internal Audit Program, its
                    objectives, and the staff required attaining these objectives.
                  o The report which details the activities of the Internal
                    Auditing Department of the preceding period and all outstanding issues therein.
                  o The working relationship between the Internal Auditing
                    Department and External Auditors. o The appointment and termination of the Senior Internal Auditor (Review and Approve) o Review the internal control evaluation performed by the Internal Auditors and management's replies to identified weaknesses.

         7.    Review the audit results and management's responses to the audits or examinations of governmental and regulatory agencies.
         8.    Direct and supervise an investigation into any matter as deemed necessary to discharge its duties and responsibilities. In connection with any such investigation, the Audit Committee shall have the authority to utilize the internal auditing staff and legal counsel on retainer, as they deem to be necessary.
         9. Minutes of all meetings will be taken and a report of Audit Committee activities to the Board will be given at regular intervals.
         10. Review the Audit Committee Charter and the audit policies and procedures annually and recommend modifications to the Board as needed.
         11. Take other actions as deemed necessary to discharge its duties as set forth herein.

         These duties and responsibilities will be re-evaluated to reflect any new rules affecting audit committee responsibilities that may be issued in the future.

Membership Requirements:

         The Board of Directors is responsible for insuring that members of the Audit Committee are outside Directors who are independent of the Company's Management. In determining whether a Director is independent, the following factors will be considered:

              o The Director is or has been an Officer or Employee of the Company or its affiliates within the previous five years;
              o The Director serves or has served as a consultant, advisor, promoter, underwriter or legal counsel to the Company or its affiliates;
              o The Director is a relative of an Officer or Employee of the Company or its affiliates; o The Director holds or controls, or has held or controlled a controlling interest (10%) in the Company or its affiliates; and
              o The Director has material extensions of credit from the Company or its affiliates.

         While none of these factors would automatically disqualify a Director from serving on the Audit Committee, the guidelines indicate that they should be considered in determining whether a Director is independent of the Company's Management. A Director who, within the preceding year, was an Officer or Employee of the Company or any affiliates, or owned or controlled 10% or more of voting securities of the Company, will not be considered independent.

                                 REVOCABLE PROXY

                              SOUND FEDERAL BANCORP
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 9, 2001

         The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Annual Meeting of Stockholders ("Meeting") to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870, at 10:00 a.m., (local time) on August 9, 2001. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                     VOTE
                                           FOR     WITHHELD
                                           ---     --------
                                            _         _
1. The election as directors of all        |_|       |_|
   nominees listed below (except as
   marked to the contrary below)

Joseph Dinolfo
Eldorus Maynard
Samuel T. Telerico
____________________

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.







                                                 FOR       AGAINST      ABSTAIN
                                                 ---       -------      -------
2. The ratification of the appointment of         _           _            _
   KPMG LLP as auditors for the fiscal year      |_|         |_|          |_|
   ending March 31, 2002.





The Board of Directors recommends a vote "FOR" each of the listed proposals.
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated July 10, 2001.

                                                _
Dated: _______________, 2001                   |_|
          Check Box if You Plan
          to Attend Meeting


_______________________________                _________________________________
PRINT NAME OF STOCKHOLDER                      PRINT NAME OF STOCKHOLDER


_______________________________                _________________________________
SIGNATURE OF STOCKHOLDER                       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




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           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
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